                                                                     EXIBHIT 3.3



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            LASER POWER CORPORATION

         Laser Power Corporation, a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                 1. The name of the corporation is Laser Power Corporation. The corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 11, 1983 and has been subsequently amended from time to time.

                 2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation.

                 3. This Restated Certificate of Incorporation set forth below was approved by the corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                 4. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

                                       I.

         The name of this corporation is Laser Power Corporation.

                                      II.

         The address of the registered office of the corporation in the State of Delaware is 15 North Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the Incorporating Services, Ltd. whose address is the same as above.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

         A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total




                                        1.

number of shares which the Corporation is authorized to issue is Eighteen Million (18,000,000) shares, par value $.001 per share. Fifteen Million (15,000,000) shares shall be Common Stock and Three Million (3,000,000) shares shall be Preferred Stock.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue to shares of that series.

         C. Effective at the time of filing with the Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation (the "Effective Time"), each one and one-half (1-1/2) shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding or held in treasury at the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into one
(1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares will be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based on the fair market value per share as of the Effective Time as determined by the Board of Directors.

                                        V.
         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.      1.       The management of the business and the conduct of the
affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                 2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.





                                       2.

                 3.       A.      Prior to the date on which the corporation is
no longer subject to Section 2115 of the California Corporations Code (the "Qualifying Record Date") and subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

                          B.      After the Qualifying Record Date and subject
to any limitations imposed by law, Section A(3)(a) above shall no longer apply and subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the Voting Stock.

                 4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B.      1.       Subject to paragraph (h) of Section 43 of the Bylaws,
the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                 2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                 3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering. Following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.





                                       3.

                 4. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) by the holders of shares entitled to cast at least fifty percent (50%) of the votes at such meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

                 5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

         A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

         B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent


                                       4.

(66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

         IN WITNESS WHEREOF, Laser Power Corporation has caused this Second Restated Certificate of Incorporation to be signed and attested by its duly elected officers this ___ day of _______________, 1997.

                                        LASER POWER CORPORATION



                                        By:___________________________________
                                           Glenn H. Sherman,
                                           Chief Executive Officer


ATTEST:



___________________________________________________
Paul P. Wickman, Jr.,
Secretary




                                       5.